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                                                                    EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated March 12, 2003, accompanying the consolidated financial statements included in the annual report of Liberty National Bancshares, Inc. and subsidiary on Form 10-KSB for the year ended December 31, 2002. We hereby consent to the incorporation by reference of said report in the Registration Statement on Forms S-8 for the Company's Non-Management Director's Stock Option Plan (File No. 333-87150, effective date April 29, 2002) and the 1998 Stock Option Plan (File No. 333-87168, effective April 29, 2002).


                                          /s/ Porter Keadle Moore, LLP

Atlanta, Georgia
March 25, 2003